(Signature Page, to follow Item 79 at Screen Number 40)

         This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 29th day of January, 2004.



                                            COLLEGE AND UNIVERSITY FACILITY
                                             LOAN TRUST TWO

                                            By: US Bank, not in its individual
                                            capacity, but solely as Owner
                                            Trustee under a Declaration of Trust
                                            dated March 11, 1988 and amended and
                                            restated on May 12, 1988, and
                                            December 4, 1989.


                                            By Diana J. Kenneally
                                               Senior Vice President